As filed with the Securities and Exchange Commission on March 14, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AirSculpt Technologies, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	87-1471855 (I.R.S. Employer Identification No.)
1111 Lincoln Road, Suite 802
Miami Beach, FL 33139
(786) 709-9690
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Yogi Jashnani
Chief Executive Officer
1111 Lincoln Road, Suite 802
Miami Beach, FL 33139
(786) 709-9690
(Name, address, including zip code, and telephone number including area code, of agent for service)
Copy to:
Thomas P. Conaghan, Esq.
Richard S. Bass, Esq.
McDermott Will & Emery LLP
500 North Capitol Street NW
Washington, DC 20001-1531
Telephone: (202) 756-8161
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement contains two prospectuses:
•
a base prospectus, which covers the offering, issuance and sale by the registrant of such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, and such indeterminate number of units, which together shall have an aggregate initial offering price not to exceed $100,000,000; and

•
a sales agreement prospectus covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $50,000,000 of the registrant’s common stock that may be offered, issued and sold from time to time under a sales agreement, dated March 14, 2025, with Leerink Partners LLC, as sales agent (the “Sales Agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the shares offered pursuant to the Sales Agreement will be specified in a prospectus supplement to the base prospectus.
The prospectus relating to the Sales Agreement immediately follows the base prospectus. The common stock that may be offered, issued and sold by the registrant under the Sales Agreement prospectus is included in the $100,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the Sales Agreement with Leerink Partners LLC, any portion of the $50,000,000 included in the Sales Agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $50,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a prospectus supplement.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement that we filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MARCH 14, 2025
PROSPECTUS
$100,000,000
Common Stock, Preferred Stock, Debt Securities,
Warrants and Units
This prospectus covers our offer and sale from time to time of any combination of common stock, preferred stock, debt securities, warrants or units described in this prospectus in one or more offerings up to an aggregate amount of $100,000,000. This prospectus provides a general description of the securities we may offer and sell. We will provide a prospectus supplement each time we issue securities, which will inform you about the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to sell the securities unless accompanied by a prospectus supplement.
The securities may be offered and sold by us to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. See “Plan of Distribution.” Our common stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “AIRS”. On March 13, 2025, the last reported sale price of our common stock on Nasdaq was $2.94 per share.
We are an “emerging growth company” and “smaller reporting company” under the federal securities laws and are subject to reduced public company reporting requirements. See the section entitled “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”
Investing in our securities involves risks that are referenced under the caption “Risk Factors” on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus. You should read this document and any prospectus supplement carefully before you invest.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated         , 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer and sell. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information described under the heading “Where You Can Find More Information” before making an investment decision.
We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement.
This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date. This prospectus may not be used by us to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.
Unless the context otherwise requires, “AirSculpt,” “the Company,” “we,” “us” and “our” refer to AirSculpt Technologies, Inc., a Delaware corporation, and its consolidated subsidiaries, including EBS Intermediate Parent LLC and the professional associations owned by the surgeons that operate our centers. References to “securities” include any security that we might offer under this prospectus or any prospectus supplement.
We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
This prospectus, including the information incorporated by reference into this prospectus, includes trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference in this prospectus, in a prospectus supplement or any related free writing prospectuses are the property of their respective owners.

PROSPECTUS SUMMARY
The Company
AirSculpt is a next-generation body contouring treatment designed to optimize both comfort and precision, available exclusively at AirSculpt offices. The minimally invasive procedure removes fat and tightens skin, while sculpting targeted areas of the body, allowing for quick healing with minimal bruising, tighter skin, and precise results.
We believe our treatment results and elite patient experience have positioned AirSculpt as a preferred body contouring brand. We performed 14,036 body contouring procedures in 2024. Our proprietary and patented AirSculpt® method is minimally invasive because it requires no needle, no scalpel, no stitches and no general anesthesia to achieve transformational change that appears both natural and smooth. Our patients are guided by surgeons, nurses and patient care consultants through every step of the experience.
We have a broad offering of fat removal procedures across treatment areas. We also offer innovative fat transfer procedures that use the patient’s own fat cells to enhance the breasts, buttocks, hips or other areas and do not require silicone or foreign materials to be implanted. Our innovative body contouring procedures include the Power BBL®, a Brazilian butt lift procedure, the Up a Cup™, a breast enhancement procedure, and the Hip Flip™, an hourglass contouring procedure. Our motivation to provide the best body contouring outcomes for our patients fuels our innovation.
Further, the Company introduced AirSculpt® + and AirSculpt® Smooth in fiscal year 2022. AirSculpt® + permanently removes fat and tightens the skin with unparalleled precision and finesse. Patients first target any area containing excess fat with AirSculpt®, then have that same area treated with a technology that instantly tightens skin and improves laxity. This advanced, minimally invasive treatment combines helium gas and radiofrequency energy to create a plasma specially equipped to correct sagging skin and restore a youthful, natural appearance. AirSculpt® Smooth delivers effective and long-lasting cellulite reduction with one single treatment. AirSculpt® Smooth uses an advanced cellulite removal tool, which is FDA-cleared to target cellulite on the buttocks and thighs. Results appear almost instantly, and because AirSculpt® Smooth is heat-free, it can be used on any skin type.
Our treatment results — highlighted by a vast gallery of “before and after” photos across gender, body shape and treatment areas — are a powerful tool to build our brand through digital marketing on our website and social media accounts. We also leverage AirSculpt® TV, which takes viewers into procedure rooms to watch our surgeons use AirSculpt® body contouring procedure to achieve dramatic results and hear patient testimonials. We utilize celebrity and influencer endorsements, as well as word-of-mouth referrals, to drive new patient acquisition.
We deliver our body contouring procedures through a growing, nationwide footprint of 32 centers across 20 U.S. states, Canada, and the United Kingdom as of March 14, 2025. Our centers, located in metropolitan and suburban areas, offer a premium patient experience and luxurious, spa-like atmosphere. Due to restrictions on the corporate practice of medicine in many states, the professional associations (collectively, the “Professional Associations”) owned by the surgeons that operate our centers are responsible for all clinical aspects of the medical operations that take place in each of our centers, including contracting with the surgeons who perform procedures on patients at our centers.
We are a holding company and all of our operations are conducted through the Professional Associations and our wholly-owned subsidiaries, which own and operate the non-clinical assets and provide management services to the Professional Associations through management service agreements.
The value proposition provided by our services results in exceptional unit-level economics, which in turn helps to support predictable and recurring revenue and attractive cash flow. Additionally, we require 100% private pay upfront and, therefore, face no reimbursement risk.
Under the stewardship of our founder and Executive Chairman of our board of directors, Dr. Aaron Rollins, our Lead Independent Director, Adam Feinstein, and the other management team members, we have built a culture focused on achieving the best results for our patients. For the year ended December 31,

2024, we generated $180.4 million of revenue compared to $195.9 million for the year ended December 31, 2023, which represents a decline of approximately 7.9%.
Given the recent decline in revenue, our focus will be stabilizing revenue growth through optimizing our marketing investment, improving our go-to-market and sales strategies, expanding consumer financing offerings and focusing on new product innovation. In January 2025, the Company hired a new Chief Executive Officer, Yogi Jashnani, with over 20 years of experience in the aesthetics, retail and finance industries and significant experience in driving revenue growth through strategic initiatives. We believe that Mr. Jashnani’s industry knowledge, as well as his leadership experience, will provide value in driving initiatives forward to return to revenue growth. We are focusing our marketing spend on techniques that have proven successful for us in the past using a returns-based approach and are also testing new areas such as online video, and other social marketing channels under the direction of our new Chief Digital Officer. The Company has also hired a new Chief Sales Officer dedicated to strengthening our consultative sales model with enhanced training, improving our sales processes, and providing a greater focus on lead conversion. We believe that there is an opportunity to introduce new services, particularly in the area of skin tightening, that would allow us to expand our customer reach and generate incremental revenues. Finally, we have implemented a cost reduction program that is estimated to eliminate approximately $3 million in annual overhead costs and contracted expenses.
Corporate Information
The Company was founded by Dr. Rollins in 2012 and reorganized in 2018 as part of the acquisition by our sponsor of a majority stake in the company prior to the initial public offering. AirSculpt Technologies, Inc. was incorporated in Delaware on June 30, 2021 and completed an initial public offering on November 2, 2021. Our corporate offices are located at 1111 Lincoln Road, Suite 802, Miami Beach, FL 33139, and our telephone number is (786) 709-9690. Our website address is www.airsculpt.com and our investor relations website is located at https://investors.airsculpt.com. The information posted on our website is not incorporated into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest to occur of (1) the last day of the fiscal year in which we have $1.235 billion or more in annual revenue; (2) the last day of the fiscal year which we are deemed to be a “large accelerated filer” which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year; (3) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or (4) the last day of the fiscal year ending after the fifth anniversary of our initial public offering.
We are also a “smaller reporting company,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will continue to be a smaller reporting company even after we cease to be an emerging growth company, as long as (i) the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

RISK FACTORS
Our business is influenced by many factors that are difficult to predict, and that involve uncertainties that may materially affect our actual operating results, cash flows and financial condition. Investing in our securities involves significant risk. Before making an investment decision in our securities, you should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and in our periodic reports filed with the SEC that are incorporated by reference herein (including the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 14, 2025) together with all of the other information appearing in this prospectus, in the applicable prospectus supplement or incorporated by reference into this prospectus or the applicable prospectus supplement in light of your particular investment objectives and financial circumstances.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contains certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the section titled “Risk Factors,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.
This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
Our future results could be affected by a variety of other factors, including, but not limited to, failure to stabilize same-store performance; not being able to optimize our marketing investment, go-to market strategy and sales process; not having the ability to expand our financing options for consumers; being unsuccessful in further product innovations; failure to operate centers in a cost-effective manner; increased competition in the weight loss and obesity solutions market, including as a result of the recent regulatory approval, increased market acceptance, availability and customer awareness of weight-loss drugs; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in the regulatory, macroeconomic conditions, including inflation and the threat of recession, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from natural disasters, war, pandemic, terrorist acts or political unrest.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. We discuss many of the risks associated with the forward-looking statements in greater detail under the heading “Risk Factors” included in this prospectus, the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you in connection with a specific offering, we currently anticipate that the net proceeds from our sale of any securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

DESCRIPTION OF SECURITIES
This prospectus contains a summary of the securities that AirSculpt may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and any accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK
The following information describes our common stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation (“Certificate of Incorporation”) and amended and restated bylaws (“Bylaws”). This description is only a summary. You should also refer to our Certificate of Incorporation and Bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.
General
Our authorized capital stock consists of 450,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of March 13, 2025, there were 58,574,516 shares of our common stock and no shares of our preferred stock issued and outstanding.
Our common stock is listed on The Nasdaq Global Market under the symbol “AIRS.” The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 150 Royall Street Canton, MA 02021, and its telephone number is 781-575-2000.
The following is a summary of the material provisions of the common stock and preferred stock provided for in our Certificate of Incorporation and Bylaws. For additional detail about our capital stock, please refer to our Certificate of Incorporation and Bylaws.
Common Stock
Voting rights.   The common stock is entitled to one vote per share on any matter that is submitted to a vote of our stockholders. Our Certificate of Incorporation does not provide for cumulative voting for the election of directors. Our Certificate of Incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. The affirmative vote of holders of at least 66 2∕3% of the voting power of all of the then outstanding shares of capital stock, voting as a single class, will be required to amend certain provisions of our Certificate of Incorporation, including provisions relating to amending our Bylaws, the classified structure of our board of directors, the size of our board of directors, removal of directors, director liability, vacancies on our board of directors, special meetings, stockholder notices, actions by written consent, competition and corporate opportunities, business combinations with interested stockholders and exclusive jurisdiction. Generally, all matters to be voted on by stockholders must be approved by a majority of votes cast affirmatively or negatively on a matter by stockholders (or, in the case of election of directors, by a plurality), voting together as a single class. Except as otherwise provided by law, amendments to the Certificate of Incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all shares entitled to vote, voting together as a single class.
Dividend rights.   Subject to the rights and preferences of any holders of any outstanding series of preferred stock that we may designate and issue in the future, the holders of our common stock are entitled to receive proportionately any dividends as may be declared by our board of directors.
Liquidation rights.   On our liquidation, dissolution, or winding-up, the holders of common stock will be entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.
No preemptive or similar rights.   The holders of our shares of common stock are not entitled to preemptive rights, and are not subject to conversion, redemption or sinking fund provisions.
Preferred Stock
Under our Certificate of Incorporation, our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 50,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. Any issuance of our preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. We have no present plan to issue any shares of preferred stock.
Anti-Takeover Effects of Our Certificate of Incorporation and Our Bylaws
Our Certificate of Incorporation and our Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they may also discourage acquisitions that some stockholders may favor.
These provisions include:
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Classified board.   Our Certificate of Incorporation provides that our board of directors is divided into three classes of directors. As a result, approximately one-third of our board of directors is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board.

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No cumulative voting.   The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the certificate of incorporation specifically authorizes cumulative voting. Our Certificate of Incorporation does not authorize cumulative voting.

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Requirements for removal of directors.   Directors may only be removed for cause by the affirmative vote of the holders of at least 66 2∕3% of the voting power of our outstanding shares of capital stock entitled to vote thereon.

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Advance notice procedures.   Our Certificate of Incorporation establishes an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our Certificate of Incorporation does not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Certificate of Incorporation may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our Company.

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Actions by written consent; special meetings of stockholders.   Our Certificate of Incorporation and our Bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our Certificate of Incorporation also provides that, except as otherwise required by law, special meetings of the stockholders can only be called by or at the direction of the chairman of the board or by the board of directors.

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Authorized but unissued shares.   Our authorized but unissued shares of common and preferred stock are available for future issuance without stockholder approval. The existence of authorized but unissued shares of preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Business combinations with interested stockholders.   We have elected in our Certificate of Incorporation not to be subject to Section 203 of the DGCL, an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. However, while we are not subject to any anti-takeover effects of Section 203, our Certificate of Incorporation contains provisions that have the same general effect as Section 203.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The debt securities will be issued under an indenture and any indenture supplemental thereto between us and Computershare Trust Company, N.A., as trustee.
We have summarized select portions of the material provisions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. We will indicate in the applicable prospectus supplement any material variation from the expected terms of the indenture described below.
General
The debt securities will be either our secured or unsecured general obligations. Unless we give you different information in the prospectus supplement, the senior debt securities will rank equally with all of our other senior and unsubordinated debt. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of Debt Securities — Subordination of Subordinated Debt Securities” and in the applicable prospectus supplement.
Because we are a holding company that conducts all of its operations through the Professional Associations and our wholly-owned subsidiaries, holders of the debt securities will have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that the debt securities are guaranteed by one or more subsidiary guarantees.
The provisions of each indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series.
A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. The terms will be established in an officers’ certificate or a supplemental indenture. The officers’ certificate or supplemental indenture will be signed at the time of issuance and will contain important information. The officers’ certificate or supplemental indenture will include some or all of the following terms for a particular series of debt securities:
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the title of the securities and any applicable CUSIP and/or ISIN numbers;

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any limit on the aggregate principal amount that may be issued;

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the maturity date(s);

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the form of the debt securities;

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the applicability of any guarantees;

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whether the debt securities are secured or unsecured;

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whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the issue price is other than the principal amount, the portion of the principal amount payable upon declaration of acceleration of maturity or the portion of the principal amount that is convertible into another security;

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the interest rate or the method of computing the interest rate;

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the Company’s right, if any, to defer payment of interest and the maximum length of any deferral period;

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the terms and conditions on which the debt securities may be redeemed at the option of the Company;

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the date(s), if any, on which, and the price(s) at which the Company is obligated to redeem, or at the holder’s option to purchase, such series of debt securities and other related terms and provisions;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and whole multiples of $1,000;

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the terms and conditions relating to any auction or remarketing of the debt securities;

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whether or not the debt securities will be issued in global form and who the depositary will be;

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the terms and conditions relating to conversion or exchange of any debt securities;

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the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity;

•
additions to or changes in the covenants applicable to the debt securities;

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additions to or changes in the events of default with respect to the debt securities;

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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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additions to or changes in the provisions relating to the modification of the indenture;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

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whether interest will be payable in cash or additional debt securities at the Company’s or the holder’s option;

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the terms and conditions upon which the Company will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities to any holder that is not a “United States person” for federal tax purposes;

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any restrictions on transfer, sale or assignment of the debt securities; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock, debt securities or other securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company. These provisions may allow or require adjustment of the number of shares of common stock or other securities of the Company to be received by the holders of such series of debt securities.
Covenants
Under the indenture, the Company agrees to pay the interest, principal and any premium on the debt securities when due, and to maintain a place of payment. In addition, we must comply with the covenant described below:
Provision of Compliance Certificate.   We are required under the indenture to deliver to the trustee within 120 days after the end of each fiscal year an officer’s certificate certifying as to our compliance with all conditions and covenants under the indenture, or if we are not in compliance, identifying and describing the nature and status of such non-compliance.
Consolidation, Merger or Sale
The indenture does not restrict the ability of the Company to merge or consolidate, or sell, convey, transfer or otherwise dispose of its property or lease all or substantially all of its assets as long as certain conditions are met. Any such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named as the Company under the indenture and the debt securities and the predecessor shall be relieved of all obligations and covenants under the indenture and the debt securities.
Events of Default Under the Indenture
The following are events of default under the indenture with respect to any series of debt securities issued:
•
we fail to pay interest when due and such failure continues for 90 days, unless the time for payment has been properly extended or deferred in accordance with the terms of the particular series;

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we fail to pay the principal or any premium when due, unless the maturity has been properly extended in accordance with the terms of the particular series;

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we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant or agreement specifically relating to another series of debt securities, and such failure continues for 90 days after we receive a notice of default from the trustee or from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all of the affected series;

•
certain events of bankruptcy or insolvency, whether voluntary or not; and

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any additional events of default that may be established with respect to a particular series of debt securities under the indenture, as may be specified in the applicable prospectus supplement.

If, with regard to any series, an event of default resulting from a failure to pay principal, any premium or interest occurs and is continuing or resulting from failure to observe or perform any other covenant or agreement contained in the debt securities or the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of, and accrued and unpaid interest on, all debt securities of that series immediately due and payable.
If an event of default other than a failure to pay principal, any premium or interest occurs and is continuing or resulting from failure to observe or perform any other covenant or agreement contained in the debt securities or the indenture, the principal of and accrued and unpaid interest on all the outstanding debt securities of all affected series shall automatically be immediately due and payable without any declaration or other act on the part of the trustee or the holders of outstanding debt securities.
The holders of a majority in principal amount of the outstanding debt securities of any affected series may waive any past default with respect to such series and its consequences, except a default or events of default regarding payment of principal, any premium or interest, in which case the holders of the outstanding debt securities of each affected series shall vote to waive such default or event of default as a separate class. Such a waiver will eliminate the default.
Unless otherwise specified in the indenture, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the holders of the debt securities have offered the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities that it might incur. The holders of a majority in principal amount of the outstanding debt securities of any series affected by an event of default will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that:
•
such direction is not in conflict with any law or unduly prejudicial to the holders of debt securities outstanding; and

•
the trustee need not take any action that might involve it in personal liability.

A holder of the debt securities of a particular series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies, in each case with respect to such series of debt securities, if:
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the holder has given written notice to the trustee of a continuing event of default;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the particular series have made written request to the trustee to institute proceedings as trustee;

•
such holders have offered indemnity satisfactory to the trustee to cover the cost of the proceedings; and

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the trustee does not institute a proceeding and does not receive inconsistent directions from a majority in principal amount of the outstanding debt securities within 90 days of receiving the written notice of an event of default.

Modification of Indenture; Waiver
Without the consent of any holders of debt securities, the Company and the trustee may change an indenture:
•
to fix any ambiguity, defect or inconsistency in the indenture;

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to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale”;

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to add to the covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of the debt securities, to make the occurrence of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power conferred upon the Company in the indenture;

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to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect; and

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to effect certain other limited purposes described in the indenture;

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to evidence and provide for the acceptance of appointment under the indenture by a successor trustee; and

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to comply with any requirements of the Commission with the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The rights of holders of a series of debt securities may be changed by the Company and the trustee with the written consent of the holders of a majority of the principal amount of the outstanding debt securities of all series then outstanding under the indenture. However, the following changes may only be made with the consent of each holder of debt securities of each series affected by the change:
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extending the fixed maturity;

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reducing the principal amount;

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reducing the rate of or extending the time of payment of interest;

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reducing any premium payable upon redemption; or

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reducing the percentage of debt securities referred to above, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
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provide for payment;

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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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pay principal of and premium and interest on any debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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recover excess money held by the trustee;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged, we must have paid all sums payable with respect to such series of debt securities and (1) deliver to the trustee for cancellation all debt securities authenticated and not delivered to the trustee for cancellation or (2), in the event all such debt securities of a particular series not delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, deposit with the trustee as trust funds money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on in the opinion of a nationally recognized firm of independent public accountants.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating thereto will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•
register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Rights and Duties of the Trustee
The trustee, except when there is an event of default, will perform only those duties as are specifically stated in the indenture. If an event of default has occurred with respect to any series of debt securities, the trustee shall exercise with respect to such debt securities the rights and powers it has under the indenture and use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Except as provided in the preceding sentence, the trustee is not required to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered security or indemnity satisfactory to it against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties or exercising its rights or powers unless it reasonably believes that it will be repaid or receive adequate indemnity. Before the trustee acts or refrains from acting, it may require an officers’ certificate and an opinion of counsel. The trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. Furthermore, the trustee will not be deemed to have any notice of any default until the trustee has received written notification in the manner set forth in the indenture or a responsible officer of the trustee has obtained actual knowledge.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will pay interest on any debt securities, or one or more predecessor securities, to the person in whose name the debt securities are registered on the regular record date for the applicable interest payment date.
We will pay principal, any premium and interest on the debt securities of a particular series at the office of one or more paying agents that we designate for that series. Unless otherwise stated in the applicable supplemental indenture and prospectus supplement, we will initially designate a corporate trust office of the trustee as our sole paying agent. We will be required to maintain a paying agent in each place of payment for the debt securities.
All money we pay to a paying agent or the trustee for the payment of principal, any premium or interest on any debt security which remains unclaimed for a period of two years after the principal, premium or interest has become due and payable will, upon our request, be repaid to us, and the holder of the debt security may then look only to us for payment of those amounts.
Governing Law
The indenture and the debt securities will be governed by and interpreted in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Debt Securities
Any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to our other indebtedness on the terms described in the prospectus supplement relating to such securities. The indenture does not limit the amount of subordinated debt securities which we may issue, nor does it limit our ability to issue any other secured or unsecured debt.
The prospectus supplement relating to any series of subordinated debt securities will disclose the amount of debt of the Company that will be senior to those subordinated debt securities.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell or dispose of the securities in one or more of the following ways (or in any combination) from time to time:
•
through underwriters or dealers;

•
directly to a limited number of purchasers or to a single purchaser;

•
through agents; or

•
through any other methods described in a prospectus supplement.

The prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will state the terms of the offering of the securities, including:
•
the name or names of any underwriters, dealers or agents;

•
the purchase price of such securities and the proceeds to be received by us, if any;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any public offering price;

•
any over-allotment options under which underwriters may purchase additional securities from us;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Securities may also be sold in one or more of the following transactions, or in any transactions described in a prospectus supplement:
•
block transactions in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•
purchase by a broker-dealer as principal and resale by the broker-dealer for its own account;

•
a special offering, an exchange distribution or a secondary distribution in accordance with the rules of any exchange on which the securities are listed;

•
ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•
sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•
sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•
negotiated transactions;

•
at a fixed public offering price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased. We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us for indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the internet at that website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at https://investors.airsculpt.com. The content of our website is not a part of this prospectus.
INCORPORATION OF INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering:
•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025; and

•
the description of our securities registered pursuant to Section 12 of the Exchange Act included in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, including any subsequent amendments and reports filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but were not delivered with this prospectus (excluding exhibits to those documents unless they are specifically incorporated by reference into those documents). You can request those documents from AirSculpt Technologies, Inc., 1111 Lincoln Road, Suite 802, Miami Beach, FL 33139, Attention: Chief Financial Officer or telephone (786) 709-9690.
Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.
LEGAL MATTERS
McDermott Will & Emery LLP will provide us with an opinion as to certain legal matters in connection with the securities being offered hereby.
EXPERTS
The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The information in this prospectus is not complete and may be changed or supplemented. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MARCH 14, 2025
PROSPECTUS
Up to $50,000,000
Common Stock

We have entered into a sales agreement (the “Sales Agreement”) with Leerink Partners LLC (“Leerink Partners”), dated March 14, 2025, relating to shares of our common stock, $0.001 par value per share, offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock, having an aggregate sales price of up to $50,000,000 from time to time through Leerink Partners, acting as our sales agent.
Our common stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “AIRS.” On March 13, 2025, the last reported sale price of our common stock on Nasdaq was $2.94 per share.
Sales of our common stock, if any, under this prospectus may be made by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) or in negotiated transactions. Subject to the terms of the Sales Agreement, Leerink Partners is not required to sell any specific number or dollar amounts of securities but will act as sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms between Leerink Partners and us. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.
Leerink Partners will be entitled to compensation at a commission equal to 3.0% of the gross proceeds from the sale of shares sold pursuant to the Sales Agreement. In connection with the sale of our common stock on our behalf, Leerink Partners may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Leerink Partners may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Leerink Partners against certain liabilities, including liabilities under the Securities Act and Exchange Act. See the section entitled “Plan of Distribution” beginning on page 9 of this prospectus for additional information regarding the compensation to be paid to Leerink Partners.
We are an “emerging growth company” and “smaller reporting company” under the federal securities laws and are subject to reduced public company reporting requirements. See the section entitled “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should review carefully and consider all of the information set forth in this prospectus and the documents incorporated by reference in this prospectus. See the section entitled “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Leerink Partners
The date of this prospectus is            , 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under the shelf registration statement, we may offer shares of our common stock, preferred stock, debt securities, warrants and units, including common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants, having an aggregate offering price of up to $100,000,000. Under this prospectus, we may offer shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.
This prospectus describes the terms of this offering of shares of our common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and Leerink Partners has not, authorized any other person to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any prospectus supplement relating to this offering or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and Leerink Partners take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Leerink Partners is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, any prospectus supplement relating to this offering, the documents incorporated by reference into this prospectus, and in any free writing prospectuses that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, any applicable prospectus supplement, the documents incorporated by reference into this prospectus, and any free writing prospectuses that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus captioned “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
This prospectus, including the information incorporated by reference into this prospectus, includes trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference in this prospectus or any related free writing prospectuses are the property of their respective owners.

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PROSPECTUS SUMMARY
The Company
AirSculpt is a next-generation body contouring treatment designed to optimize both comfort and precision, available exclusively at AirSculpt offices. The minimally invasive procedure removes fat and tightens skin, while sculpting targeted areas of the body, allowing for quick healing with minimal bruising, tighter skin, and precise results.
We believe our treatment results and elite patient experience have positioned AirSculpt as a preferred body contouring brand. We performed 14,036 body contouring procedures in 2024. Our proprietary and patented AirSculpt® method is minimally invasive because it requires no needle, no scalpel, no stitches and no general anesthesia to achieve transformational change that appears both natural and smooth. Our patients are guided by surgeons, nurses and patient care consultants through every step of the experience.
We have a broad offering of fat removal procedures across treatment areas. We also offer innovative fat transfer procedures that use the patient’s own fat cells to enhance the breasts, buttocks, hips or other areas and do not require silicone or foreign materials to be implanted. Our innovative body contouring procedures include the Power BBL®, a Brazilian butt lift procedure, the Up a Cup™, a breast enhancement procedure, and the Hip Flip™, an hourglass contouring procedure. Our motivation to provide the best body contouring outcomes for our patients fuels our innovation.
Further, the Company introduced AirSculpt® + and AirSculpt® Smooth in fiscal year 2022. AirSculpt® + permanently removes fat and tightens the skin with unparalleled precision and finesse. Patients first target any area containing excess fat with AirSculpt®, then have that same area treated with a technology that instantly tightens skin and improves laxity. This advanced, minimally invasive treatment combines helium gas and radiofrequency energy to create a plasma specially equipped to correct sagging skin and restore a youthful, natural appearance. AirSculpt® Smooth delivers effective and long-lasting cellulite reduction with one single treatment. AirSculpt® Smooth uses an advanced cellulite removal tool, which is FDA-cleared to target cellulite on the buttocks and thighs. Results appear almost instantly, and because AirSculpt® Smooth is heat-free, it can be used on any skin type.
Our treatment results — highlighted by a vast gallery of “before and after” photos across gender, body shape and treatment areas — are a powerful tool to build our brand through digital marketing on our website and social media accounts. We also leverage AirSculpt® TV, which takes viewers into procedure rooms to watch our surgeons use AirSculpt® body contouring procedure to achieve dramatic results and hear patient testimonials. We utilize celebrity and influencer endorsements, as well as word-of-mouth referrals, to drive new patient acquisition.
We deliver our body contouring procedures through a growing, nationwide footprint of 32 centers across 20 U.S. states, Canada, and the United Kingdom as of March 14, 2025. Our centers, located in metropolitan and suburban areas, offer a premium patient experience and luxurious, spa-like atmosphere. Due to restrictions on the corporate practice of medicine in many states, the professional associations (collectively, the “Professional Associations”) owned by the surgeons that operate our centers are responsible for all clinical aspects of the medical operations that take place in each of our centers, including contracting with the surgeons who perform procedures on patients at our centers.
We are a holding company and all of our operations are conducted through the Professional Associations and our wholly-owned subsidiaries, which own and operate the non-clinical assets and provide management services to the Professional Associations through management service agreements.
The value proposition provided by our services results in exceptional unit-level economics, which in turn helps to support predictable and recurring revenue and attractive cash flow. Additionally, we require 100% private pay upfront and, therefore, face no reimbursement risk.
Under the stewardship of our founder and Executive Chairman of our board of directors, Dr. Aaron Rollins, our Lead Independent Director, Adam Feinstein, and the other management team members, we have built a culture focused on achieving the best results for our patients. For the year ended

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December 31, 2024, we generated $180.4 million of revenue compared to $195.9 million for the year ended December 31, 2023, which represents a decline of approximately 7.9%.
Given the recent decline in revenue, our focus will be stabilizing revenue growth through optimizing our marketing investment, improving our go-to-market and sales strategies, expanding consumer financing offerings and focusing on new product innovation. In January 2025, the Company hired a new Chief Executive Officer, Yogi Jashnani, with over 20 years of experience in the aesthetics, retail and finance industries and significant experience in driving revenue growth through strategic initiatives. We believe that Mr. Jashnani’s industry knowledge, as well as his leadership experience, will provide value in driving initiatives forward to return to revenue growth. We are focusing our marketing spend on techniques that have proven successful for us in the past using a returns-based approach and are also testing new areas such as online video, and other social marketing channels under the direction of our new Chief Digital Officer. The Company has also hired a new Chief Sales Officer dedicated to strengthening our consultative sales model with enhanced training, improving our sales processes, and providing a greater focus on lead conversion. We believe that there is an opportunity to introduce new services, particularly in the area of skin tightening, that would allow us to expand our customer reach and generate incremental revenues. Finally, we have implemented a cost reduction program that is estimated to eliminate approximately $3 million in annual overhead costs and contracted expenses.
Corporate Information
The Company was founded by Dr. Rollins in 2012 and reorganized in 2018 as part of the acquisition by our sponsor of a majority stake in the company prior to the initial public offering. AirSculpt Technologies, Inc. was incorporated in Delaware on June 30, 2021 and completed an initial public offering on November 2, 2021. Our corporate offices are located at 1111 Lincoln Road, Suite 802, Miami Beach, FL 33139, and our telephone number is (786) 709-9690. Our website address is www.airsculpt.com and our investor relations website is located at https://investors.airsculpt.com. The information posted on our website is not incorporated into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest to occur of (1) the last day of the fiscal year in which we have $1.235 billion or more in annual revenue; (2) the last day of the fiscal year which we are deemed to be a “large accelerated filer” which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year; (3) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or (4) the last day of the fiscal year ending after the fifth anniversary of our initial public offering.
We are also a “smaller reporting company,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will continue to be a smaller reporting company even after we cease to be an emerging growth company, as long as (i) the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

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THE OFFERING
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $50,000,000.
Common stock to be outstanding after this offering
Up to 74,695,708 shares, assuming sales of 17,006,802 shares of our common stock in this offering at an offering price of $2.94 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on March 13, 2025. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.
Plan of distribution
“At-the-market” offering that may be made from time to time through our sales agent, Leerink Partners. See the section entitled “Plan of Distribution” on page 9.
Use of proceeds
We intend to use the net proceeds from this offering, if any, for general corporate purposes, including working capital, retirement of debt and other business opportunities. See the section entitled “Use of Proceeds” on page 8.
Risk factors
You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of factors you should carefully consider before deciding to purchase shares of our common stock.
Nasdaq symbol
“AIRS”
The number of shares of our common stock that will be outstanding after this offering is based on 57,688,906 shares of our common stock outstanding as of December 31, 2024, and excludes:
•
1,615,383 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding as of December 31, 2024; and

•
5,834,850 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan (the “2021 Plan”) as of December 31, 2024, as well as any future automatic annual increases in the number of shares of common stock reserved for issuance under our 2021 Plan (including 2,334,765 additional shares of our common stock added to the shares reserved for issuance under the 2021 Plan on January 1, 2025 pursuant to an evergreen provision contained in the 2021 Plan).

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options or warrants, no vesting of restricted stock units, no conversion of any loans, and reflects an assumed public offering price of $2.94 per share, the last reported sale price of our common stock on Nasdaq on March 13, 2025. To the extent options and warrants are exercised, restricted stock units vest, or loans are converted, there may be future dilution.

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RISK FACTORS
Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and discussed under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, any related prospectus supplement, the documents incorporated by reference and any free writing prospectuses that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to This Offering
We have broad discretion in the use of our cash and cash equivalents, including how we use the net proceeds of this offering, and may not use them effectively, which could affect our results of operations and cause our stock price to decline.
Our management has considerable discretion in the application of our cash and cash equivalents, including the net proceeds of this offering. We may use our cash and cash equivalents, including the net proceeds of this offering, for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest our cash and cash equivalents, including the net proceeds from this offering, in a manner that does not produce income or that loses value.
You may experience immediate and substantial dilution as a result of this offering.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.
You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
Sales of a substantial number of shares of our common stock in the public market, or perception of such sales, could cause our stock price to fall.
Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. Moreover, certain holders of our common stock have rights, subject to certain conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders.

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It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Leerink Partners at any time throughout the term of the Sales Agreement. The number of shares that are sold through Leerink Partners after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with Leerink Partners in any applicable placement notice and the demand for our common stock. Because the price per share of each share sold pursuant to the Sales Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Sales Agreement.
Sales of common stock offered hereby will be in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice delivered to Leerink Partners, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the accompanying base prospectus and the information incorporated by reference herein contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the section titled “Risk Factors” in this prospectus, and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.
This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
Our future results could be affected by a variety of other factors, including, but not limited to, failure to stabilize same-store performance; not being able to optimize our marketing investment, go-to market strategy and sales process; not having the ability to expand our financing options for consumers; being unsuccessful in further product innovations; failure to operate centers in a cost-effective manner; increased competition in the weight loss and obesity solutions market, including as a result of the recent regulatory approval, increased market acceptance, availability and customer awareness of weight-loss drugs; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in the regulatory, macroeconomic conditions, including inflation and the threat of recession, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from natural disasters, war, pandemic, terrorist acts or political unrest.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. We discuss many of the risks associated with the forward-looking statements in greater detail under the heading “Risk Factors” included in this prospectus, the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

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USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $50,000,000 from time to time. Because there is no minimum offering amount required pursuant to the Sales Agreement with Leerink Partners, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Actual net proceeds will depend on the number of shares we sell and the prices at which such sales occur. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with Leerink Partners as a source of financing.
We intend to use the net proceeds from this offering, if any, for general corporate purposes, including working capital, retirement of debt and other business opportunities.
The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as market conditions and the success of our focus on stabilizing revenue growth, and other factors described under “Prospectus Summary — The Company” and “Risk Factors” in this prospectus. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments.

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PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with Leerink Partners, under which we may offer and sell from time to time shares of our common stock through Leerink Partners as our sales agent. Sales of shares of our common stock, if any, under this prospectus may be made by any method that is deemed to be an “at the market offering,” as defined in Rule 415 under the Securities Act or in negotiated transactions. The below description of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to this registration statement of which this prospectus forms a part.
Leerink Partners will offer shares of our common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Leerink Partners. We will designate the maximum number or amount of common stock to be sold through Leerink Partners on a daily basis or otherwise determine such maximum number or amount together with Leerink Partners. Subject to the terms and conditions of the Sales Agreement, Leerink Partners will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Leerink Partners not to sell shares of common stock if the sales cannot be effected at or above the minimum price designated by us in any such instruction. Leerink Partners or we may suspend the offering of shares of our common stock being made through Leerink Partners under the Sales Agreement upon proper notice to the other party. Leerink Partners and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.
The aggregate compensation payable to Leerink Partners will be an amount equal to 3.0% of the gross proceeds from the sale of any shares sold pursuant to the Sales Agreement. We have also agreed to reimburse Leerink Partners, among others, for up to $75,000 of actual outside legal expenses incurred by Leerink Partners in connection with executing the Sales Agreement, plus certain ongoing outside legal expenses of up to $25,000 in connection with annual or up to $15,000 in connection with quarterly diligence bringdowns thereafter. We estimate that the total expenses of the offering payable by us, excluding commissions and expense reimbursement payable to Leerink Partners under the Sales Agreement, will be approximately $250,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales of our shares of common stock, will equal our net proceeds for the sale of such shares of common stock.
Leerink Partners will provide written confirmation to us following the close of trading on Nasdaq on each day in which shares of common stock are sold through it as sales agent under the Sales Agreement. Each confirmation will include the number or amount of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares of common stock sold and the net proceeds to us from such sales.
We will report at least quarterly the number of shares of common stock sold through Leerink Partners under the Sales Agreement, the net proceeds to us and the compensation paid by us to Leerink Partners in connection with the sales of shares of common stock during the relevant period. Settlement for sales of shares of common stock will occur on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of shares of common stock on our behalf, Leerink Partners may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Leerink Partners may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Leerink Partners against certain liabilities, including liabilities under the Securities Act and Exchange Act. As sales agent, Leerink Partners will not engage in any transactions that stabilize our common stock.
Our common stock is listed on Nasdaq under the symbol “AIRS.”
Leerink Partners and/or its affiliates have provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received, and may in the future receive, customary fees.

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LEGAL MATTERS
McDermott Will & Emery LLP has passed upon the validity of the shares of our common stock offered hereby. Leerink Partners LLC is being represented by Latham & Watkins LLP in connection with the offering.
EXPERTS
The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. In addition, we maintain a website that contains information about us at https://investors.airsculpt.com. The information found on, or otherwise accessible through our website is not incorporated by reference into, and does not form a part of, this prospectus or any accompanying prospectus supplement or any other document or report we file or furnish with the SEC.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-40973):
•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025; and

•
the description of our securities registered pursuant to Section 12 of the Exchange Act included in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, including any subsequent amendments and reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:
AirSculpt Technologies, Inc.
Attn: Chief Financial Officer
1111 Lincoln Road, Suite 802
Miami Beach, FL 33139
(786) 709-9690

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Up to $50,000,000
Common Stock

PROSPECTUS

Leerink Partners
           , 2025

PART II
Information Not Required in Prospectus
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the expenses payable by us in connection with the offerings of the securities described in this registration statement being registered hereby.
SEC registration fee		$15,310
FINRA filing fee		$15,500
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and trustee fees and expenses		*
Rating agency fees		*
Miscellaneous		*
Total	$	*

*
Estimated expenses are not presently known.

Item 15.   Indemnification of Directors and Officers
Under the General Corporation Law of the State of Delaware (“DGCL”), a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director’s duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Company’s Certificate of Incorporation eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in the DGCL.
Section 145 of the DGCL grants to corporations the power to indemnify each officer and director against liabilities and expenses incurred by reason of the fact that he or she is or was an officer or director of the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had No reasonable cause to believe his or her conduct was unlawful. The Company’s Certificate of Incorporation and Bylaws provide for indemnification of each officer and director of the Company to the fullest extent permitted by the DGCL. Section 145 of the DGCL also empowers corporations to purchase and maintain insurance on behalf of any person who is or was an officer or director of the corporation against liability asserted against or incurred by him in any such capacity, whether or not the corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145 of the DGCL.
We are party to indemnification agreements with each of our officers and directors. The indemnification agreements provide the officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law. Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers and directors pursuant to the foregoing agreements, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Item 16.   Exhibits
EXHIBIT INDEX
Exhibit No.	Description
1.1*	Form of Underwriting Agreement
1.2	Sales Agreement, dated March 14, 2025, by and between AirSculpt Technologies, Inc. and Leerink Partners LLC
3.1	Amended and Restated Certificate of Incorporation of AirSculpt Technologies, Inc. (incorporated by reference to Exhibit 3.1 to our Form 10-Q filed on August 11, 2023 (SEC File No. 001-40973))
3.2	Amended and Restated Bylaws of AirSculpt Technologies, Inc. (incorporated by reference to Exhibit 3.2 to our Form 8-K filed on November 2, 2021 (SEC File No. 000-40973))
4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to our Form S-1 filed on October 27, 2021 (SEC File No. 333-260067))
4.2	Registration Rights Agreement, dated November 2, 2021 (incorporated by reference to Exhibit 10.2 to our Form 8-K filed on November 2, 2021 (SEC File No. 001-40973))
4.3	Stockholders Agreement, dated November 2, 2021 (incorporated by reference to Exhibit 10.3 to our Form 8-K filed on November 2, 2021 (SEC File No. 001-40973))
4.4	Amendment to Stockholders Agreement, dated July 30, 2024 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed on August 2, 2024 (SEC File No. 001-40973))
4.5	Form of Indenture between AirSculpt Technologies, Inc. and Computershare Trust Company, N.A., as Trustee
4.6*	Form of Note
4.7*	Form of Warrant Agreement
4.8*	Form of Unit Agreement
5.1	Opinion of McDermott Will & Emery LLP
23.1	Consent of Grant Thornton LLP
23.2	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Computershare Trust Company, N.A. with respect to the form of Indenture
107	Calculation of Filing Fee Tables

*
To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(8)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Beach, Florida on the 14th day of March 2025.
AIRSCULPT TECHNOLOGIES, INC.
By:
/s/ Yogi Jashnani

Name:
Yogi Jashnani

Title:
Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Yogi Jashnani and Dennis Dean, and each of them acting individually, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
/s/ Dr. Aaron Rollins

Name:
Dr. Aaron Rollins

Title:
Executive Chairman of the Board

Date:
March 14, 2025

/s/ Yogi Jashnani

Name:
Yogi Jashnani

Title:
Chief Executive Officer and Director
(Principal Executive Officer)

Date:
March 14, 2025

/s/ Dennis Dean

Name:
Dennis Dean

Title:
Chief Financial Officer
(Principal Financial Officer)

Date:
March 14, 2025

/s/ Philip Bodie

Name:
Philip Bodie

Title:
Chief Accounting Officer
(Principal Accounting Officer)

Date:
March 14, 2025

/s/ Adam Feinstein

Name:
Adam Feinstein

Title:
Director

Date:
March 14, 2025

/s/ Daniel Sollof

Name:
Daniel Sollof

Title:
Director

Date:
March 14, 2025

/s/ Caroline Chu

Name:
Caroline Chu

Title:
Director

Date:
March 14, 2025

/s/ Thomas Aaron

Name:
Thomas Aaron

Title:
Director

Date:
March 14, 2025

/s/ Kenneth Higgins

Name:
Kenneth Higgins

Title:
Director

Date:
March 14, 2025